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                                                                    EXHIBIT 10.2

                NON-BINDING INTERIM PLAN OF ARRANGEMENT AGREEMENT

This Non-Binding Interim Plan of Arrangement Agreement (the "Agreement") is made and entered into and is effective as of the 12th day of October 2001, by and among Inprimis, Inc., a Florida corporation, having its principal place of business at 1601 Clint Moore Road, Boca Raton, Florida 33487 ("INPM"), DataWave Systems, Inc., a Yukon corporation having its U.S. based offices located at 231 West Parkway, Pompton Plains, New Jersey 07444 ("DTV"), and Cash Card Communications Corp. Ltd., a Bermuda corporation, having its principal place of business at 44 Church Street, Hamilton Bermuda HM 12 ("C4") (collectively, the "Parties").

                                    RECITALS

A. The common shares of INPM ("INPM Shares") are currently listed for trading on the Nasdaq Stock Market's National Market System ("NMS"), under the trading symbol INPM;

B. The common shares of DTV ("DTV Shares") are listed for trading on the Canadian Venture Exchange ("CDNX"), under the trading symbol DTV;

C. C4 is the largest single holder of DTV Shares, owning of record 15,775,000 DTV Shares, which constitute 36% of the issued and outstanding DTV Shares;

D. DTV is desirous of obtaining a listing for DTV on the Nasdaq;

E. INPM requires additional asset base in order to maintain its listing on Nasdaq NMS;

F. The management of INPM and DTV have negotiated a plan of arrangement under applicable provisions of the Yukon Business Corporation Act ("YBCA"), under which DTV would become a wholly owned Yukon subsidiary of INPM in a reorganization, with the shareholders of DTV indirectly exchanging their DTV Shares for shares of INPM, which would, among other things, effect a means of obtaining a Nasdaq listing for DTV (the "Arrangement"); and

G. The parties to this Agreement are agreed in principle to the Arrangement, subject to the terms and conditions herein below set forth, and they currently believe that the Arrangement is in the best interest of both INPM and DTV and their respective shareholders. Accordingly, they agree to enter into this Agreement for the express purpose of assuring INPM, DTV, the shareholders of both companies, and relevant regulatory authorities of the likelihood of the successful and timely completion of the Arrangement.

NOW, THEREFORE, in consideration of the mutual premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties hereto, the parties to this Agreement agree as follows:

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                           PROVISIONS OF THE AGREEMENT

ARRANGEMENT TERMS. The parties hereto agree that it is their intent to enter into an Arrangement whereby DTV shareholders would transfer their shares to a yet to be created wholly owned Yukon subsidiary of INPM and in return receive freely tradable INPM shares. The ratio of exchange of DTV Shares for shares of INPM would be one share of DTV for one and a half (1 1/2) newly created shares of INPM. Upon closing of the Arrangement, current DTV shareholders would own 84.99% of the issued and outstanding shares of INPM on a currently outstanding basis, or 81.64% on a fully diluted basis. Warrants and options to purchase shares in DTV would be exchanged for warrants and options to purchase INPM Shares at the same ratio.

ISOLATION OF BUSINESS RISK. As a condition precedent to the closing (the "Closing") of the transaction to be completed in the Arrangement, INPM shall have transferred its pre-existing business into its wholly owned subsidiary Inprimis Technologies, Inc., and Datawave is reasonably satisfied that Inprimis' maximum aggregate liability for all matters arising out of that business at or prior to Closing is less than One Million Seven Hundred Thousand Dollars ($1,700,000).

ARRANGEMENT AGREEMENT. DTV and INPM will negotiate and execute a formal Arrangement Agreement that has the terms and conditions set out herein and contains representations and warranties as are normal and prudent for Share Exchange Agreements conducted among Nasdaq listed companies. The specific terms of the Arrangement will be made with a view to reducing any negative tax implications for DTV and INPM shareholders. The Arrangement Agreement will be negotiated and signed at such time as the parties deem it expedient.

ARRANGEMENT TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS. The transactions contemplated under the Arrangement shall comply with all applicable provisions of: (i) the Yukon Business Corporations Act, (ii) exemption provisions of
Section 3(a)(10) of the U.S. Securities Act of 1933, and (iii) all other applicable laws. The Parties acknowledge and agree that the initial listing requirements of Nasdaq may be required to be met upon consummation of the Arrangement, and that the listing of DTV on CDNX may be suspended pending closing of the Arrangement. Further, the Parties acknowledge that the Arrangement will require prospectus level proxy circulars to shareholders of each of DTV and INPM, approval of the Arrangement by a two-thirds majority of the DTV shareholders casting votes on the matter, approval by the necessary majority of INPM shareholders of an increase in the authorized capital of INPM sufficient to effect the Arrangement and the Share Exchange Agreement between C4, INPM and others of even date herewith (the "Share Exchange Agreement"), and a court hearing on the fairness of the Arrangement to shareholders.

C4 AGREES TO THE ARRANGEMENT. C4 consents to DTV and INPM entering into this agreement and, subject to its terms and the conditions and those of the Share Exchange Agreement, C4 agrees to sell its control block of DTV shares to INPM prior to Closing of the Arrangement. C4 acknowledges that its agreement to sell its control block of shares to INPM constitutes a fundamental part of the consideration for INPM and DTV's agreements herein.

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CLOSING. The closing of the Arrangement (the "Closing") will take place on
January 2, 2002 or such other date as is agreed by DTV and INPM.

INPM'S NEW BOARD OF DIRECTORS. Upon Closing, INPM shall be governed by a board of directors (the "New INPM Board") consisting of nine directors. For one year following the Closing, six directors shall be appointed by the management of DTV (the "DTV Board Members") and three directors shall be appointed by the current management of INPM (the "INPM Board Members"). Four members of the New INPM Board shall be executives. The three INPM directors shall include Eduard Will, whom the parties have agreed will be Chairman of Board. From the date of Closing until the next annual general meeting of INPM, if an INPM appointed director resigns, declines nomination for election, is removed from the board or vacates the board for any reason, then the resulting vacancy shall be filled by a person agreed upon by the remaining INPM directors. The Parties agree to vote and take such other action as is necessary to implement the provisions set forth in this section.

INPM SENIOR MANAGEMENT COMPENSATION. The Arrangement Agreement will provide that, following the Closing, the officers of INPM shall consist of a Chief Executive Officer ("CEO"), Chairman, Deputy Chairman and Chief Financial Officer ("CFO"), with initial annual compensation set at $200,000 for the CEO, $160,000 for the Chairman and $150,000 for the CFO. The Parties have agreed that the CEO shall be Josh Emanuel, the Chairman shall be Eduard Will, the Deputy Chairman shall be Abe Carmel and the CFO shall be Marc Belsky. Funds are denominated in US dollars.

STANDSTILL PROVISION. From the date of this Agreement and continuing until the earlier of: Closing of the Arrangement or the date the Agreement terminates pursuant to the terms set out below, each of INPM and DTV agree to refrain from discussing the acquisition or sale of all or any part of its business operations, except among each other or as required by law. In addition, until the Closing, neither DTV nor INPM will, without the written consent of the other, issue any securities, enter into contracts or otherwise act outside of the normal course of business, make payments to any related party except in the normal course of business, sell or negotiate to sell material assets of their business, or take any other action that would be considered by a prudent businessperson to materially and adversely affect the company.

                         REPRESENTATIONS AND WARRANTIES.

INPM hereby represents and warrants to DTV and to C4 that:

except as expressly set forth to the contrary in this Agreement or the Share Exchange Agreement, the publicly available documents filed by or on behalf of INPM with the U.S. Securities and Exchange Commission (the "Public Record") were true and correct in all material respects at the time they were filed and, at such time, none of these documents contained any untrue statement of any material fact nor did they omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

the information concerning INPM to be contained in the proxy information circular and/or other disclosure circular to be jointly delivered by INPM and DTV to the DTV shareholders pursuant

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to the Plan of Arrangement (the "Circular") will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Circular will constitute full, true and plain disclosure of all material facts relating to INPM; and

from June 30, 2001, through the date of this Agreement, there has not been any material adverse change in the condition or operation of INPM or in its assets, liabilities or financial condition except as has been disclosed in the Public Record, this Agreement, the Share Exchange Agreement or as has otherwise been disclosed in writing by INPM prior to the date of this Agreement.

DTV hereby represents and warrants to DTV and to C4 that:

except as expressly set forth to the contrary in this Agreement or the Share Exchange Agreement, the documents filed by or on behalf of DTV in the Public Record were true and correct in all material respects at the time they were filed and, at such time, none of these documents contained any untrue statement of any material fact nor did they omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

the information concerning DTV to be contained in the Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Circular will constitute full, true and plain disclosure of all material facts relating to DTV; and

from December 31, 2000, through the date of this Agreement, there has not been any material adverse change in the condition or operation of DTV or in its assets, liabilities or financial condition except as has been disclosed in the Public Record, this Agreement or the Share Exchange Agreement or as has otherwise been disclosed in writing by DTV prior to the date of this Agreement.

DUE DILIGENCE. Each of DTV and INPM will fully co-operate with the other in assisting the other to conduct complete due diligence, and will provide to management and professional advisors of the other all information reasonably requested. The receiving party agrees not to disclose to others any of the information so received and to treat the same as having been received in confidence, and not to use any such information for any purpose other than evaluating the Arrangement.

CONDITIONS OF CLOSING. The Closing of the Arrangement will be subject to the following conditions precedent:

The Board of Directors of INPM shall have received the opinion of DeLisi & Ghee, Inc., nationally recognized valuation consultants, that the Arrangement is fair to the stockholders of INPM.

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The Board of Directors of DTV shall have received the opinion of a firm of valuation consultants acceptable to DTV, that the Arrangement is fair to the stockholders of DTV.

The Boards of Directors of DTV and INPM shall each have adopted the formal Arrangement Agreement and the Board of Directors of DTV shall have recommended to its shareholders that they approve the Arrangement Agreement;

The shareholders of DTV shall have approved of the Arrangement and the transactions contemplated thereby subject to the terms and conditions set forth herein and in the formal Arrangement Agreement;

The shareholders of INPM shall have approved an increase in the authorized capital of INPM sufficient to effect the Arrangement and the transactions contemplated thereby;

The boards of DTV and INPM, each acting reasonably, being satisfied with the terms of the formal Arrangement Agreement and the results of their due diligence.

all necessary consents of third parties to the Arrangement have been obtained and there are no legal impediments to completing the Arrangement on its terms that neither INPM nor DTV shall have filed for bankruptcy, become the subject of an involuntary bankruptcy proceeding or other insolvency proceeding or had a receiver appointed for its assets; and

A court of competent jurisdiction shall have confirmed the Arrangement as fair to the Parties and their shareholders.

NOTICES. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement, or at such other address as either party may from time to time designate by written notice to the other.

TIME. Time is of the essence of this Agreement.

WAIVER. Failure of any party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

ASSIGNMENT. No party hereto may transfer or assign this Agreement without the prior written consent of the other parties.

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws rules of that state.

ARBITRATION. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter

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agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association and shall be binding on each of the parties, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

ATTORNEYS' FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party or parties shall be entitled to have their reasonable expenses (including attorneys' fees at trial and all appellate levels) paid by the other party or parties.

PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

ENTIRE AGREEMENT. This Agreement contains the entire understanding between the Parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement; provided that this Agreement does not supersede the understandings and agreements set forth in that certain Non-Disclosure Agreement dated as of September 23, 2001, between INPM and DTV, nor does it supersede the Share Exchange Agreement of even date herewith between INPM and C-4.

MODIFICATIONS MUST BE IN WRITING. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must be signed by the party against whom the modification is sought to be enforced.

AGREEMENT NOT BINDING. This Agreement is a non-binding expression of the intent of the parties hereto to work together to achieve their various objectives through a formal Plan of Arrangement. Any of the parties hereto can terminate this Agreement at any time, without liability, upon sending written notice to the other parties of their intent to do so.

COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on the Parties even though any party hereto does not sign the original or the same counterpart.

FACSIMILE SIGNATURES. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of either party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party not described in this Agreement, nor is it intended that any provision shall be for the benefit of any such third party.

SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application

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of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

TAX ISSUES. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to have been duly authorized and executed pursuant to resolutions adopted by their respective boards of directors as of the date and year first written above.

INPRIMIS, INC.                           CASH CARD COMMUNICATIONS
CORP, LTD.


Per:  /s/ Eduard Will                    Per:   /s/ Abe Carmel
      ------------------------------            ------------------------------
      Eduard Will, CEO                          Abe Carmel, CEO


DATAWAVE SYSTEMS, INC.

Per:  /s/ Josh Emanuel
      ------------------------------
      Josh Emanuel, CEO